EXHIBIT 4.1.7

AMENDMENT No.13

TO THE

SECOND A320 FAMILY PURCHASE AGREEMENT

BETWEEN

LATAM AIRLINES GROUP S.A.

(formerly known as LAN AIRLINES S.A.)

AND

AIRBUS S.A.S.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	1/15

This amendment No.13 to the Second A320 Family Purchase Agreement (as defined below) is entered into as of 191 August, 2013, by and between

AIRBUS S.A.S., having its principal office at

1 Rond-Point Maurice Bellante

31707 BLAGNAC-CEDEX

FRANCE

(hereinafter referred to as the “Seller”) of the one part

AND

LATAM AIRLINES GROUP S.A. (formerly known as LAN AIRLINES S.A.) having its principal office at:

Edificio Huidobro

Avenida Presidente Riesco 5711- 20th Floor

Las Condes

SANTIAGO

CHILE

(hereinafter referred to as the “Buyer”) of the other part.

The Buyer and the Seller being collectively referred to as the “Parties” and individually as a “Party”

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	2/15

WHEREAS

A.	The Buyer and the Seller entered into an A320 family purchase agreement dated March 20th, 1998 covering the purchase by the Buyer and the sale by the Seller of twenty (20) A320 family aircraft bearing rank numbers 1 to 20. By an amendment No.1 to such purchase agreement, entered into by the Buyer and the Seller on February 24th, 2000 the number of A320 family aircraft to be purchased by the Buyer pursuant to such purchase agreement was increased to twenty five (25), with the additional five (5) A320 family aircraft bearing rank numbers 21 to 25. Such twenty five (25) A320 family aircraft are hereinafter referred to as the “Original A320 Family Aircraft”, and such purchase agreement, amendment No.1, and all exhibits, appendices and letter agreements thereto are together referred to as the “Original A320 Family Purchase Agreement”.

B.	The Buyer and the Seller entered into a deed of amendment and restatement of the Original A320 Family Purchase Agreement, dated August 2nd, 2000, dividing the Original A320 Family Purchase Agreement into two (2) separate purchase agreements, the first agreement concerning the Original A320 Family Aircraft bearing rank numbers 1 to 20, and the second agreement concerning the Original A320 Family Aircraft bearing rank numbers 21 to 25. The second agreement as supplemented with all exhibits and appendices thereto is hereinafter referred to as the “Second A320 Family Purchase Agreement”.

C.	The Buyer and the Seller entered into an amendment No.1 to the Second A320 Family Purchase Agreement dated November 14th 2003 (the “Amendment No.1”) modifying certain provisions of the Second A320 Family Purchase Agreement.

D.	The Buyer and the Seller entered into an amendment No.2 to the Second A320 Family Purchase Agreement dated October 4th, 2005 (the “Amendment No.2”) covering the purchase by the Buyer and the safe by the Seller of twenty five (25) additional firm A320 family aircraft comprising twenty (20) A318-100, one (1) A319-100 and four (4) A320-200 aircraft type (the “Additional Aircraft”).

E.	The Buyer and the Seller entered into an amendment No.3 to the Second A320 Family Purchase Agreement dated March 6th, 2007 (the “Amendment No.3”) covering the conversion of fifteen (15) Option Aircraft (as defined in the Amendment No.2) into firmly ordered Converted Aircraft (as defined in Amendment No.3).

F.	The Buyer and the Seller entered into an amendment No. 4 to the Second A320 Family Purchase Agreement dated June 11th, 2008 (the “Amendment No.4”) covering the conversion of five (5) A318100 Additional Aircraft bearing rank Nos. 26 to 30 as set forth in Amendment No.2 and three (3) A318-100 Converted Aircraft bearing rank Nos. 37, 40 and 43 as set forth in Amendment No.3, into A319 aircraft type.

G.	The Buyer and the Seller entered into an amendment No. 5 to the Second A320 Family Purchase Agreement dated December 23rct 2009 (the “Amendment No.5”) covering the order of thirty (30) incremental A319-100 and A320*200 aircraft {the “Incremental Aircraft”) and amending certain provisions of the Second A320 Family Purchase Agreement.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	3/15

H.	[* * *].

I.	The Buyer and the Seller entered into an amendment No. 6 to the Second A320 Family Purchase Agreement dated May 10th, 2010 (the “Amendment No.6”) covering the conversion of the aircraft type of three (3) A319-100 First Batch of Incremental Aircraft (as defined in the Amendment No.5) into firmly ordered A320-200 First Batch Incremental Aircraft and the advancement of the scheduled delivery positions of Two (2) Aircraft from the First Batch of Incremental Aircraft and Eleven (11) Aircraft from the Second Batch of Incremental Aircraft (as defined in the Amendment No.5).

J.	The Buyer and the Seller entered into an amendment No. 7 to the Second A320 Family Purchase Agreement dated May 19th, 2010 (the “Amendment No.7”) covering the advancement of the scheduled delivery positions of Three (3) Converted Aircraft.

K.	The Buyer and the Seller entered into an amendment No. 8 to the Second A320 Family Purchase Agreement dated September 23rd, 2010 (the “Amendment No.8”) covering {i) the advancement of the scheduled delivery positions of Two (2) Aircraft from the First Batch of Incremental Aircraft and Two (2) Aircraft from the Second Batch of Incremental Aircraft and (ii) the conversion of the aircraft type of one (1) A319-100 from the Second Batch of Incremental Aircraft into firmly ordered A320-200 from the Second Batch Incremental Aircraft.

L.	The Buyer and the Seller entered into an amendment No. 9 to the Second A320 Family Purchase Agreement dated December 21st 2010 (the “Amendment No.9”) covering the order of frfl:y (50) incremental A319-100, A320-200 and A321-200 aircraft, and, amending certain provisions of the Second A320 Family Purchase Agreement.

M.	[* * *].

N.	The Buyer and the Seller entered into an amendment No. 10 to the Second A320 Family Purchase Agreement dated June 101h 2011 (the “Amendment No.10”) covering (i) the conversion of certain Aircraft type, (ii) the Sharklets selection for certain Aircraft, and (iii) the notification of the scheduled delivery months for the Aircraft scheduled to be delivered in the fourth quarter 2012 and the first quarter 2013.

O.	The Buyer and the Seller entered into an amendment No. 11 to the Second A320 Family Purchase Agreement (the “Amendment No.11”) covering (i) the postponement of certain Aircraft scheduled delivery position, and (ii) the conversion of certain Aircraft type.

P.	The Buyer and the Seller entered into amendment No. 12 to the Second A320 Family Purchase Agreement (the “Amendment No.12”) covering (i) the conversion of three (3) Aircraft type with rank number 61, rank number 63 and rank number 89, (ii) the identification of certain Aircraft as Sharklet Installed Aircraft and others as Sharklet Capable Aircraft, and (iii) the notification of the Scheduled Delivery Month for certain Aircraft.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	4/15

Q.	The Buyer and the Seller wish to enter into this amendment No. 13 to the Second A320 Family Purchase Agreement (the “Amendment No. 13”) covering, among other related commercial matters, (i) the conversion of certain Aircraft type and (ii) the postponement of certain Aircraft scheduled delivery months/quarters.

NOW IT IS HEREBY AGREED AS FOLLOWS:

0.	DEFINITIONS

0.1.	The terms “herein,” “hereof,” and “hereunder’’ and words of similar import refer to this Amendment No.13 and capitalized terms used herein and not otherwise defined in this Amendment No.13 will have the meanings assigned to them in the Purchase Agreement (as defined below).

0.2.	Purchase Agreement means the Second A320 Family Purchase Agreement together with Amendments Nos.1 to 12 thereto.

1.	SCOPE

1.1	The Buyer has requested and the Seller has agreed to hereby convert nine (9) Aircraft as set forth in Clause 2 below. The Seller has requested and the Buyer has agreed to hereby postpone the Scheduled Delivery Month of certain Aircraft as set forth in Clause 2 below.

1.2	[* * *].

2	AIRCRAFT TYPE CONVERSION

2.1	The Seller hereby grants and the Buyer hereby exercises its right to convert one Aircraft, corresponding to Aircraft rank 72 and being a Second Batch of Incremental Aircraft, from an A320-200 type into an A321-200 type Aircraft (such converted A321 aircraft hereinafter referred to as “Aircraft Rank 72”) and reschedule the Scheduled Delivery Month of this Aircraft Rank 72.

2.2	The Buyer has requested and the Seller has agreed to convert eight (8) A320-200 corresponding to Aircraft Rank 92, 93, 95, 96, 97, 99, 100 and 103 (the “Amendment 13 Converted A321 Aircraft”) into A321-200 Aircraft and reschedule the Scheduled Delivery Month of these converted Aircraft. The Seller has requested and the Buyer has agreed to reschedule the Scheduled Delivery Month of Aircraft rank 88 and 94.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	5/15

2.3	The following table sets out the conversion and rescheduling described in clause 2.1 and 2.2 above here below:

Rank number	Original Scheduled Delivery Month	Revised Scheduled Delivery Month	Original Aircraft Type	Revised Aircraft Type	Aircraft Batch
88	March 2014	[* * *]	A321 200	A321-200	2010 Incremental Aircraft
92	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
93	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
94	[* * *]	[* * *]	A321-200	A321-200	2010 Incremental Aircraft
72	[* * *]	[* * *]	A320-200	A321-200	Second Batch of Incremental Aircraft
95	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
96	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
97	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
99	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
100	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft
103	[* * *]	[* * *]	A320-200	A321-200	2010 Incremental Aircraft

2.4	As a result of the Aircraft conversion set forth in clause 2.1 and 2.2 above the Parties agree to delete in its entirety clause 1.1 of Amendment No.5 as amended and replace it as follows:

QUOTE

1.1.	“The Seller shall sell and deliver and the Buyer shall buy and take delivery of two (2) A319-100 aircraft, twenty seven (27) A320-200 aircraft and one (1) A321-200 aircraft (respectively the “A319 Aircraft”, the “A320 Aircraft” and the “A321 Aircraft’’) upon the terms and conditions contained in this Amendment No.5 (hereinafter for the purposes of this Amendment No.5 collectively the “Incremental Aircraft.”)

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	6/15

UNQUOTE

The Parties also agree to delete in its entirety clause 1.1 of Amendment No.9, and replace it as follows:

QUOTE

1.1.	The Seller shall sell and deliver and the Buyer shall buy and take delivery of four (4) A319-100 aircraft, twenty eight (28) A320-200 aircraft and eighteen (18) A321-?00 aircraft (respectively the “2010 A319 Aircraft”, the “2010 A320 Aircraft” and the “2010 A321 Aircraft”) upon the terms and conditions contained in this Amendment No.9 (hereinafter for the purposes of this Amendment No.9 collectively the “2010 Incremental Aircraft.”)

UNQUOTE

2.5	PREDELIVERY PAYMENT

As a result of the Aircraft conversion and rescheduling set forth in Clause 2.1 and Clause 2.2 above, the Parties hereby agree, that upon signature of this Amendment No.13, [* * *], being the amount previously paid by the Buyer in respect of the Amendment 13 Converted Aircraft and Aircraft Rank 72, and no longer due in accordance with the Predelivery Payment schedule and this amount will be applied to the next pre-delivery payment becoming due under the Agreement.

2.6	PROPULSION SYSTEMS SELECTION

Notwithstanding Clause 2.4 of Amendment No. 12, the Buyer hereby selects the following Propulsion System for Aircraft rank 94 and Aircraft rank 98:

for each A321 Aircraft: CFM INTERNATIONAL 56-5B3/3.

3.	AIRCRAFT RANK 72

3.1	Specification

3.1.1	With respect to Aircraft Rank 72 (as defined in Clause 2.1 above), the Parties hereby agree the definition of Standard Specification for A321 Aircraft, as defined in Clause 0 of Amendment No. 9, shall apply, as such Standard Specification is modified or varied after the date of Amendment No. 9 by the Specification Change Notices listed in Exhibit C of Appendix 1 to Amendment No. 9.

3.1.2	With respect to Aircraft Rank 72, the Parties hereby agree to add the following quoted text to the end of Clause 1.3 of the Purchase Agreement:

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	7/15

QUOTE

For the Aircraft Rank 72:

CFM INTERNATIONAL 56-583/3 (33,000 lb)

Or

INTERNATIONAL AERO ENGINE V2533 (33,000 lb)

UNQUOTE

3.2	Price

With respect to the Aircraft Rank 72, the Parties hereby agree the provision contained in Clauses 3.1 and 3.2 of the Purchase Agreement are cancelled and replaced by the following quoted provisions:

QUOTE

3.1	PRICE OF AIRCRAFT

The base price of Aircraft Rank 72 (the “Aircraft Base Price”) is the sum of:

•	the Airframe Base Price as defined in Clause 3.1.1 below and

•	the Propulsion Systems Price as defined in Clause 3.1.2 below.

and is exclusive of any variation resulting from price revision provisions.

3.1.1	Airframe Base Price

The base price of the Airframe (the “Airframe Base Price”) is the sum of:

(i)	the base price of the Airframe corresponding to the Standard Specification, including Nacelles and Thrust Reversers, and excluding Buyer Furnished Equipment, which is:

USD [* * *]                 for A321 Aircraft Rank 72

(ii)	the base price of the preliminary SCN’s, a list of which for budgetary purposes here from can be estimated to be:

USD [* * *]                 for A321 Aircraft Rank 72

All base price is expressed in United States Dollars (USD) at [* * *] and is subject to adjustment in accordance with the Seller’s Price Revision Formula set out in Exhibit D of Appendix 3 to Amendment No.5.

3.1.2	Propulsion Systems Base Price

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	8/15

The base price of the Propulsion Systems (the “Propulsion Systems Base Pricen) shall be, as applicable pursuant to Clauses 3.1.2.1 or 3.1.2.2, the base price of the Propulsion Systems selected by the Buyer.

3.1.2.1	The base price of a set of two (2) CFM INTERNATIONAL Propulsion Systems

CFM56 5B3/3:             USD [* * *]         for A321 Aircraft Rank 72

at economic conditions prevailing for a theoretical delivery in January 2008.

Such base price has been computed from the propulsion systems reference price (the “Propulsion System Reference Price”) as defined in Exhibit B of Appendix 3 to Amendment No.9 for 2010 A321 Aircraft and equal to:

CFM56 583/3:             USD [* * *]         for Aircraft Rank 72

The CFM INTERNATIONAL Propulsion Systems Reference Price has been established in accordance with the [* * *] at Reference Composite Price Index of [* * *] and shall be subject to revision up to the Delivery Date of the Aircraft Rank 72 in accordance with the CFM INTERNATIONAL Price Revision Formula set out in Exhibit B of Appendix 3 of Amendment No.9.

3.1.2.2	The base price for a set of two (2) IAE Propulsion Systems is:

IAE V2533-A5             USD [* * *]         for A32iAircraft Rank 72

at economic conditions prevailing for a [* * *]. Such base price has been computed from the propulsion systems reference price (the “Propulsion System Reference Price”) as defined in Exhibit C of Appendix 3 to Amendment No. 9 for 2010 A321 Aircraft and equal to:

IAE V2533-A5             USD [* * *]         for A321 Aircraft Rank 72

The INTERNATIONAL AERO ENGINES Propulsion Systems Reference Price is expressed at [* * *] and shall be subject to revision up to the Delivery Date of Aircraft Rank 72 in accordance with the INTERNATIONAL AERO ENGINES Price Revision Formula set out in Exhibit C of Appendix 3 to Amendment No.9.

3.1.2.3

Seller confirms that the above-mentioned quotations as well as Propulsion Systems Manufacturer Price Revision Formulae (as set out in Clauses 4.2 and 4.3, as inserted by Exhibits B and C of Appendix 3 to Amendment No.9) are based upon information received from the respective Propulsion Systems Manufacturer and remain subject to any modification that might be imposed by the Propulsion Systems Manufacturer on the Seller. The Seller

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	9/15

hereby confirms that the said formulae shall have same effect and result as the corresponding formulae provided by the Propulsion Systems Manufacturer to the Seller and that such formulae do not in any way prevent from the Buyer agreeing on a different formula with such Propulsion Systems Manufacturer.

The Seller agrees to notify the Buyer within a reasonable leadtime of any modification on the standard Propulsion Systems Manufacturer Price Revision Formulae from the Propulsion Systems Manufacturer.

3.2	Final Aircraft Price

The final price of Aircraft Rank 72 (the uFinal Aircraft Price”) at Delivery shall be the sum of:

(i)	the Airframe Base Price as defined above and adjusted to the date of Delivery in accordance with the Seller Price Revision Formula as set forth in Clause 4.1 as inserted by Exhibit A of Appendix 3 to Amendment No.9.

(ii)	the base price of all SCNs mutually agreed upon before or after signature of the Amendment No.9 and adjusted to the Delivery Date of Aircraft Rank 72 in accordance with the Seller Price Revision Formula;

(iii)	the relevant Propulsion Systems Reference Price, as quoted by the Propulsion Systems Manufacturer to the Seller and adjusted to the Delivery Date in accordance with the relevant Propulsion Systems Price Revision Formula;

(iv)	and, as the case may be, any amount due resulting from any other provisions of the Agreement and/or any other written agreement between the Buyer and the Seller.

UNQUOTE

4.	PROPULSION SYSTEM REFERENCE PRICE

In Exhibit B and Exhibit C of Appendix 3 to Amendment No. 9 and in Exhibit E and Exhibit F of Appendix 3 to Amendment No. 5 the words “Reference Price” are deleted and replaced with the words “Propulsion System Reference Price” in each and every instance.

5.	DELIVERY SCHEDULE

With reference to Aircraft bearing rank numbers 46 to 125, the Parties hereby agree to delete clause 9.1 of the Second A320 Family Purchase Agreement. as substituted by clause 2.1.1 of Amendment No.5, clause 2 of Amendment No.7, clauses 2 and 3 of Amendment No.8, clause 2.1.1 of Amendment No.9, clause 5 of Amendment No.10, clause 4 of Amendment No.11 and clause 5 of Amendment No.12, in its entirely and replace it with the following:

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	10/15

QUOTE

9.1 Delivery schedule

9.1.1 Subject to the provisions of Clauses 2, 7, 8, 10 and 18 the Seller shall have the Aircraft ready for Delivery at the Delivery Location in accordance with the following schedule:

Scheduled Delivery Months or Scheduled Delivery Quarters		Rank number	Aircraft type	Aircraft defined as
2011	July	53	A320-200	First Batch of Incremental Aircraft
	July	55	A320-200	First Batch of Incremental Aircraft
	August	46	A320-200	First Batch of Incremental Aircraft
	September	47	A320-200	First Batch of Incremental Aircraft
	October	48	A320-200	First Batch of Incremental Aircraft
	November	49	A320-200	First Batch of Incremental Aircraft
	November	50	A320-200	First Batch of Incremental Aircraft
	October	51	A319-100	First Batch of Incremental Aircraft
	November	52	A320-200	First Batch of Incremental Aircraft
	December	62	A320-200	First Batch of Incremental Aircraft

2012	January	54	A319-100	Second Batch of Incremental Aircraft
	March	76	A319-100	2010 Incremental Aircraft
	April	64	A320-200	Second Batch of Incremental Aircraft
	May	66	A320-200	Second Batch of Incremental Aircraft
	June	77	A320-200	2010 Incremental Aircraft
	July	78	A320-200	2010 Incremental Aircraft
	July	65	A320-200	Second Batch of Incremental Aircraft
	August	67	A320-200	Second Batch of Incremental Aircraft
	September	79	A320-200	2010 Incremental Aircraft
	October	80	A320-200	2010 Incremental Aircraft
	November	68	A320-200	Second Batch of Incremental Aircraft
	December	69	A320-200	Second Batch of Incremental Aircraft

2013	January	82	A320-200	2010 Incremental Aircraft
	January	81	A320-200	2010 Incremental Aircraft
	February	56	A320-200	Second Batch of Incremental Aircraft
	February	71	A320-200	Second Batch of Incremental Aircraft
	April	83	A320-200	2010 Incremental Aircraft
	April	84	A320-200	2010 Incremental Aircraft
	May	73	A320-200	Second Batch of Incremental Aircraft
	May	85	A320-200	2010 Incremental Aircraft
	July	58	A320-200	Second Batch of Incremental Aircraft
	July	59	A320-200	Second Batch of Incremental Aircraft
	August	74	A320-200	Second Batch of Incremental Aircraft
	October	60	A320-200	Second Batch of Incremental Aircraft

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	11/15

	November	75	A320-200	Second Batch of Incremental Aircraft
	December	70	A320-200	Second Batch of Incremental Aircraft

2014	January	61	A320-200	Second Batch of Incremental Aircraft
	February	86	A320-200	2010 Incremental Aircraft
	February	87	A321-200	2010 Incremental Aircraft
	April	57	A320-200	Second Batch of Incremental Aircraft
	[* * *]	88	A321-200	2010 Incremental Aircraft
	[* * *]	89	A320-200	2010 Incremental Aircraft
	[* * *]	90	A321-200	2010 Incremental Aircraft
	[* * *]	91	A321-200	2010 Incremental Aircraft
	[* * *]	63	A320-200	Second Batch of Incremental Aircraft
	[* * *]	94	A321-200	2010 Incremental Aircraft
	[* * *]	98	A321-200	2010 Incremental Aircraft
[* * *]	[* * *]	101	A321-200	2010 Incremental Aircraft
	[* * *]	102	A320-200	2010 Incremental Aircraft
	[* * *]	104	A320-200	2010 Incremental Aircraft
	[* * *]	105	A321-200	2010 Incremental Aircraft
	[* * *]	106	A320-200	2010 Incremental Aircraft
	[* * *]	107	A320-200	2010 Incremental Aircraft
	[* * *]	108	A320-200	2010 Incremental Aircraft
	[* * *]	109	A321-200	2010 Incremental Aircraft
	[* * *]	110	A320-200	2010 Incremental Aircraft
	[* * *]	111	A320-200	2010 Incremental Aircraft
	[* * *]	112	A320-200	2010 Incremental Aircraft
	[* * *]	113	A321-200	2010 Incremental Aircraft
[* * *]	[* * *]	114	A319-100	2010 Incremental Aircraft
	[* * *]	115	A319-100	2010 Incremental Aircraft
	[* * *]	116	A319-100	2010 Incremental Aircraft
	[* * *]	92	A321-200	2010 Incremental Aircraft
	[* * *]	117	A320-200	2010 Incremental Aircraft
	[* * *]	118	A320-200	2010 Incremental Aircraft
	[* * *]	119	A320-200	2010 Incremental Aircraft
	[* * *]	120	A320-200	2010 Incremental Aircraft
	[* * *]	121	A320-200	2010 Incremental Aircraft
	[* * *]	122	A320-200	2010 Incremental Aircraft
	[* * *]	123	A320-200	2010 Incremental Aircraft
	[* * *]	124	A320-200	2010 Incremental Aircraft
	[* * *]	125	A320-200	2010 Incremental Aircraft
	[* * *]	93	A321-200	2010 Incremental Aircraft
	[* * *]	72	A321-200	Second Batch of Incremental Aircraft
	[* * *]	95	A321-200	2010 Incremental Aircraft
[* * *]	[* * *]	96	A321-200	2010 Incremental Aircraft
	[* * *]	97	A321-200	2010 Incremental Aircraft
	[* * *]	99	A321-200	2010 Incremental Aircraft
	[* * *]	100	A321-200	2010 Incremental Aircraft
	[* * *]	103	A321-200	2010 Incremental Aircraft

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	12/15

9.1.2	[* * *].

9.1.3	[* * *].

UNQUOTE

6.	EFFECT OF THE AMENDMENT

6.1	This Amendment No.13 contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written.

6.2	The Purchase Agreement shall be deemed amended to the extent provided in this Amendment No.13 and, except as specifically amended hereby, shall continue in full force and effect in accordance with its original terms.

6.3	The Parties agree that this Amendment No.13 shall constitute an integral, non-severable part of the Purchase Agreement and be governed by all of its provisions.

6.4	In the event of any inconsistency between the terms and conditions of the Purchase Agreement and those of the present Amendment No.13, the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.

6.5	This Amendment No.13 will not be modified or varied except by an instrument in writing executed by both Parties.

6.6	Each of the Parties hereto agree that the provisions of this Amendment No.13 are personal to it and will not without the prior written consent of the other Parties disclose such information to any other Party. However, [* * *].

6.7	The Parties agree that clause 21 of the Second A320 Family Purchase Agreement shall govern the assignability and transferability of each Party’s rights and obligations under this Amendment No.13.

6.8	This Amendment No.13 may be signed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

6.9	This Amendment No.13 shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF this Amendment No.13 to the Second A320 Family Purchase Agreement was duly entered into the day and year first above written.

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	13/15

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

LATAM AIRLINES GROUP S.A.	AIRBUS S.A.S

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	14/15

IN WITNESS WHEREOF this Amendment No.13 to the Second A320 Family Purchase Agreement was duly entered into the day and year first above written.

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

LATAM AIRLINES GROUP S.A.	AIRBUS S.A.S

By:	By:
Its:	Its:
Date:	Date:

LATAM AIRLINES GROUP S.A.

By:
Its:

“[* * *]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

A320F- LAN- AMDT 13- Second A320 Family PA

Ref: CT1202039	15/15